Exhibit 21.1

                              E COM VENTURES, INC.
                         SUBSIDIARIES OF THE REGISTRANT




      NAME OF SUBSIDIARY                                  STATE OF INCORPORATION
      ------------------                                  ----------------------

      Perfumania, Inc.                                             Florida

      Magnifique Parfumes and Cosmetics, Inc.                      Florida

      Perfumania Puerto Rico, Inc.                                 Puerto Rico

      Ten Kesef II, Inc.                                           Florida

      perfumania.com, inc.                                         Florida

      Perfumania International Franchising, Inc.                   Florida